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                                                                     EXHIBIT 4.5



                              SAFESKIN CORPORATION

                              AMENDED AND RESTATED
                            EQUITY COMPENSATION PLAN


SECTION 1. PURPOSE; DEFINITIONS

     The purpose of the Safeskin Corporation Equity Compensation Plan (the "Plan") is to enable key employees, officers, Eligible Directors (as hereinafter defined) and Eligible Independent Contractors (as hereinafter defined) of Safeskin Corporation ("the Company") to (i) own shares of stock in the Company, (ii) participate in the shareholder value which has been created,
(iii) have a mutuality of interest with other shareholders and (iv) enable the Company to attract, retain and motivate key employees, officers, non-employee directors and independent contractors of particular merit. All share amounts stated in the Plan take into account the Company's 100% stock dividend paid on April 1, 1998.

     For the purposes of the Plan, the following terms shall be defined as set forth below:

     a.   "Board" means the Board of Directors of the Company.

     b. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     c. "Committee" means the Committee designated by the Board to administer the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     d. "Company" means Safeskin Corporation, its subsidiaries or any successor organization.

     e. "Designated Securities Broker" means the registered securities broker(s) designated by the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(m) hereof.

     f. "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     g. "Early Retirement" means retirement from active employment with the Company pursuant to the early retirement procedures of the Company.

     h. "Eligible Director" means a person who is a non-employee member of the Board, including those who are members of the Committee.

     i. "Eligible Independent Contractor" means an independent contractor hired by the Company to provide consulting services on a regular basis for the Company.

     j.   "Exchange Act" means the Securities Exchange Act of 1934, as amended.
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     k.   "Fair Market Value" means the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time; provided, however, that where there is a public market for the Stock and the Stock is registered under the Exchange Act, Fair Market Value shall mean the per share or aggregate value of the Stock as of any given date, as determined by reference to the price of the last traded share of Stock on the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System for such date or the next preceding date that Stock was traded on such market, or, in the event the Stock is listed on a stock exchange, the closing price per share of Stock as reported on such exchange for such date.

     l. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
           Section 422 of the Code.

     m. "Insider" means a Participant who is subject to Section 16 of the Exchange Act.

     n.   "IPO" shall have the meaning set forth in Section 5(n) hereof.

     o.   "Non-Employee Director" shall have the meaning set forth in the Rules.

     p. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     q. "Normal Retirement" means retirement from active employment with the Company pursuant to the normal retirement procedures of the Company.

     r. "Outside Director" shall have the meaning set forth in the Treasury regulations issued pursuant to section 182(m) of the Code.

     s. "Participant" means a key employee, officer, Eligible Director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

     t. "Plan" means the Amended and Restated Safeskin Corporation Equity Compensation Plan, as hereinafter amended from time to time.

     u. "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

     v.   "Retirement" means Normal or Early Retirement.

     w. "Rules" means the regulations promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     x. "Stock" means the Common Stock of the Company, par value $.01 per share.

     y. "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or shares of Stock equal in value to the excess of (i) the Fair Market Value, as of the date such right is exercised and the related Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), over
           (ii) the aggregate exercise price of such Stock Appreciation Right (or such portion thereof).

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     z.   "Stock Option" or "Option" means any option to purchase shares of
          Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

     In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Sections 8(b), (c) and (d) below.

SECTION 2. ADMINISTRATION

     The Plan shall be administered by a Committee designated by the Board of not less than two members of the Board who are Outside Directors and Non-Employee Directors.

     The Committee shall have the authority to grant pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights and/or (iii) Restricted Stock to key employees and officers; (i) Stock Options and/or (ii) Stock Appreciation Rights to Eligible Independent Contractors; and Stock Options to Eligible Directors, pursuant to Section 5(n) hereof.

     In particular, the Committee shall, subject to the limitations and terms of the Plan, have the authority:

     (i) to select the officers and other key employees of the Company to whom Stock Options, Stock Appreciation Rights and/or Restricted Stock may from time to time be granted hereunder, the Eligible Independent Contractors to whom Stock Options and Stock Appreciation Rights may from time to time be granted hereunder and the Eligible Directors to whom Stock Options may be granted hereunder.

     (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and/or Restricted Stock, or any combination thereof, are to be granted hereunder;

     (iii) to determine the number of shares to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, the option or exercise price and any restriction or limitation, based upon such factors as the Committee shall determine, in its sole discretion;

     (v) to determine whether and under what circumstances a Stock Option may be exercised and settled in cash or Stock or without a payment of cash;

     (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant; and

     (vii) to amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including amendments concerning vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant's right with respect awards granted under the Plan, as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion.




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     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

SECTION 3. STOCK SUBJECT TO THE PLAN

     (a) Subject to adjustment pursuant to Section 3(b) below and in addition to shares of Common Stock previously authorized under the Plan, effective January 1, 1997, the aggregate number of shares of Common Stock that may be subject to grants of Stock Options, Stock Appreciation Rights and Restricted Stock under the Plan in any calendar year shall not exceed 2 1/4% of the outstanding shares of Common Stock at the time of such grant. To the extent the number of shares of Common Stock that are subject to grants made in a calendar year is less than 2 1/2% of the outstanding shares of Common Stock on December 31st of such year, the number of shares of Common Stock that may be subject to grants of Stock Options, Stock Appreciation Rights and Restricted Stock in subsequent years shall be increased. The aggregate number of shares of Stock that may be subject to Incentive Stock Options during the term of the Plan is 1,000,000 shares. Such shares may be authorized but unissued shares or reacquired shares. In the event the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards (taking into account the share counting requirements established under the Rules) equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended in accordance with the Rules or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options or Stock Appreciation Rights granted under the Plan terminate, expire or are canceled without having been exercised, or if any shares of Restricted Stock are forfeited, such shares shall again be available for subsequent awards under the Plan.

     (b) If any change is made to the Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding awards under the Plan, the Board or the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

SECTION 4. ELIGIBILITY; PARTICIPANT LIMITATIONS CONCERNING ISSUANCES AND STOCK SUBJECT TO AWARDS

     Officers, key employees and Eligible Independent Contractors who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted awards under the Plan. Eligible Directors, including members of the Committee, shall be eligible for grants under the Plan, pursuant to Section 5(n) hereof. The maximum aggregate number of shares of Stock that shall be subject to awards granted under the Plan to any single Participant during a calendar year shall not exceed 1,000,000 shares.


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SECTION 5. STOCK OPTIONS

     Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and
(ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under Section 422.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

     (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant.

          Any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

     (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

     (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(g) and Section 8, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of such Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

     (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole


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          discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based on the Fair Market Value of the Stock so tendered as of the date the Option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the optionee may be authorized only at the time the Option is granted.

          If payment of the Option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of unrestricted Stock already owned by the optionee, the Company may require that the Stock has been owned by the Participant for a minimum period of time specified by the Committee.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall not have any rights to dividends or other rights of a shareholder with respect to shares subject to the Option until such time as Stock is issued in the name of the optionee following exercise of the Option in accordance with the Plan.

     (e) REPLACEMENT OPTIONS. If an Option granted pursuant to the Plan may be exercised by an optionee by means of a stock-for-stock swap method of exercise as provided in 5(d) above, then the Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan. This replacement option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original option exercised and the net shares received by the Participant from such exercise. The per share exercise price of the replacement option shall equal the then current Fair Market Value of a share of Stock, and shall have a term extending to the expiration date of the original Option.

          The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

     (f) NON-TRANSFERABILITY OF OPTIONS. Except as provided below, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide that an optionee may transfer Non-Qualified Stock Options to family members a trust established for the benefit of such family members or other persons or entities according to such terms as the Committee may determine; provided that the optionee receives no consideration for the transfer of an option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

     (g) TERMINATION BY REASON OF DEATH. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.




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     (h)  TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such one-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.

     (j) OTHER TERMINATION. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate.

     (k) INCENTIVE STOCK OPTION LIMITATION. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000.

     (l) CASH-OUT OF OPTION. If specified by the Committee in the agreement governing a Stock Option at the time of grant, the Committee may, in its sole discretion, upon receipt of such optionee's written notice to exercise, elect to cash out all or part of the portion of the Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash-out.

     (m) CASHLESS EXERCISE. To the extent permitted under the applicable laws and regulations, at the request of the Participant, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected


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          by the Participant delivering to the Designated Securities Broker instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith. The Committee may permit a Participant to pay any applicable withholding taxes by delivering a sufficient number of previously-owned shares of Stock to the Company to satisfy such taxes or upon Participant's request, by having the Company withhold the number of shares of Stock obtainable on the exercise of an Option which when valued at Fair Market Value (determined as of the day preceding the date of exercise) is equivalent to the minimum required withholding taxes due.

     (n) OPTION GRANTS TO ELIGIBLE DIRECTORS. An Eligible Director shall be entitled to receive Options hereunder with such terms as shall be established by the Committee that are not inconsistent with the terms of the Plan. Unless the Committee determines otherwise, and in addition to any other grants that the Committee deems appropriate, the following formula grants ("Formula Grants") shall be made each year:

          Beginning December, 1998 an Eligible Director shall receive a Formula Grant, consisting of a Non-Qualified Stock Option to purchase 25,000 shares of Stock, on the date the Director first becomes a member of the Board. Such Formula Grants shall become vested and exercisable with respect to 20% of the shares of Stock underlying the Option on each of the first through fifth anniversaries following the date of grant, provided the optionee remains a director or employee of the Company.

          In December of each year, beginning December, 1998, each Eligible Director who is then in office shall receive a Formula Grant of a Non-Qualified Stock Option to purchase 8,000 shares of Stock. Such annual Formula Grants shall become vested and exercisable with respect to 4,000 shares of Stock on the date of grant and with respect to 2,000 shares of Stock on each of the first and second anniversaries of the date of grant, provided the optionee remains a director or employee of the Company.

          Formula Grant Options shall have a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant (or on the most recently preceding business day). Upon an Eligible Director ceasing to be an Eligible Director for any reason (except as a result of becoming an employee of the Company or as a result of the Director's Disability or death), any Stock Option held by such Eligible Director may thereafter be exercised, to the extent then exercisable, for a period of 60 days after he or she ceases to be an Eligible Director, or until the end of the Option term, if earlier. If an Eligible Director becomes an employee of the Company, any Stock Option held by such Eligible Director shall continue to become vested and exercisable while the option holder serves as an employee or Eligible Director and may be exercised, to the extent then exercisable, until 60 days after he or she ceases to be an employee and Eligible Director (other than on account of Disability or death), or until the end of the Option term, if earlier. In the event of an Eligible Director's death or Disability, any Stock Option held by such Eligible Director may thereafter be exercised, to the extent then exercisable, for a period of one year from the date of such death or Disability or until the expiration of the stated term of such Stock Option, whichever period is shorter. Formula Grant Options shall have a term of ten years after the date of grant, unless terminated earlier as described above.




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SECTION 6. STOCK APPRECIATION RIGHTS

     (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan except those Stock Options granted to Eligible Directors pursuant to Section 5(n). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. The exercise price of each Stock Appreciation Right shall be equal to (i) the exercise price or option price of the related Stock Option or (ii) the Fair Market Value of a share of Stock as of the date of grant of such Stock Appreciation Right, but only in such circumstances where the Stock Appreciation Right is granted subsequent to the date of grant of the related Stock Option and an exercise price established in accordance with clause (i) above would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

          A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of the six-month period.

          (ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock (as of the date the Stock Appreciation Right is exercised and the related Stock Option is surrendered) over the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.



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
          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(f) of the Plan.

          (iv) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

          (v) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this
                    Section 6, that such Stock Appreciation Right may be exercised only in the event of a Change in Control, and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant.

          (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control, and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

SECTION 7. RESTRICTED STOCK

     (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

          (iii) Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Amended and Restated Safeskin Corporation Equity Compensation Plan and an Agreement entered into between the registered owner and Safeskin Corporation. Copies of such Plan and Agreement are on file at the offices of Safeskin Corporation, 5100 Town Center Circle, Suite 560, Boca Raton, Florida 33486.

          (iv) The Committee shall require that the certificates evidencing such Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the Restricted Stock award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these links, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

          (iii) Subject to the applicable provisions of the Restricted Stock award agreement and this Section 7, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

          (iv) In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

          (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.

SECTION 8. CHANGE IN CONTROL PROVISIONS

          (a)  IMPACT OF EVENT. In the event of:

               (i) A "Change in Control" as defined in Section 8(b), unless otherwise determined by the Committee or the Board at or after grant, but prior to the occurrence of such Change in Control, or

               (ii) A "Potential Change in Control" as defined in Section 8(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

               (i) All Stock Appreciation Rights and Stock Options awarded under the Plan not previously exercisable and vested shall become fully vested and exercisable.

               (ii) The restrictions applicable to any Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested.

               (iii) The Committee may determine that the value of all
                     outstanding Stock Options, Stock Appreciation Rights and Restricted Stock Awards shall be cashed out on the basis of the "Change in Control Price" as defined in Section 8(d) as of the date of such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

               (iv) Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and Stock Appreciation Rights that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation. In the case of Incentive Stock Options, such assumption or replacement shall be made consistent with Section 424 of the Code.

               (v) Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control or Potential Change in Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in paragraph (iii) above) that would make the Change in Control ineligible for pooling of interests accounting treatment or that would make the Change in Control ineligible for desired tax treatment if, in the absence of such right, the Change in Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change in Control. In addition, notwithstanding anything in the Plan to the contrary, if and to the extent that any amendment to the Plan would make a Change in Control ineligible for pooling of interests accounting treatment and the Company intends to use such treatment with respect to the Change in Control, such amendment shall not be effective and the Plan shall be administered as if that amendment had not been adopted.

          (vi) Notwithstanding anything in the Plan to the contrary, the amendments made to the Plan in February, 1998 shall not apply to outstanding Incentive Stock Options if and to the extent that such amendments would result in a modification of such Incentive Stock Options under Section 424 of the Code. To the extent required by the preceding sentence, paragraph (iii) above shall not apply to Incentive Stock Options that are outstanding in February, 1998 Plan unless the Board does not approve the transaction or event constituting the Change in Control prior to the occurrence of the event described in paragraph 8(b)(iii) below.

     (b) DEFINITION OF "CHANGE IN CONTROL". For purposes of the Plan, a "Change in Control" means the happening of any of the following:

          (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, an "affiliate" (as defined in Rule 12b-2 under the Exchange
                    Act) of the Company immediately prior to its IPO or any Company employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

          (ii) The occurrence of any transactions or event relating to the Company required to be described pursuant to the requirements of item 6(e) of Schedule 14A of the Exchange Act;

          (iii) When, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason other than death to constitute at least a two-thirds majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 8(c)(iii)); or

          (iv) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company or substantially all of its assets by an entity other than the Company through purchase, by merger, or otherwise.

     (c) DEFINITION OF POTENTIAL CHANGE IN CONTROL. For purposes of the Plan, a "Potential Change in Control" means the happening of any one of the following:

          (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 8(b); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group other than the Company or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for the purposes of this Plan.

     (d) DEFINITION OF CHANGE IN CONTROL PRICE. For purposes of the Plan, "Change in Control Price" means the highest bid price per share paid in any transaction as reported by NASDAQ or quoted on a national securities exchange, or the highest price paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company, at any time during the preceding sixty-day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Options.

SECTION 9. AMENDMENTS AND TERMINATION

     The Board may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or Participant under a Stock Option, Stock Appreciation Right and/or Restricted Stock award theretofore granted, without the optionee's or Participant's consent, or which, without the approval of the Company's shareholders, would require shareholder approval under the Rules.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 10. UNFUNDED STATUS OF PLAN

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 11. GRANTS IN CONNECTION WITH CORPORATE TRANSACTIONS

     The Committee may grant Stock Options, Stock Appreciation Rights and Restricted Stock to persons who become officers, key employees, Eligible Independent Contractors or Eligible Directors by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, liquidation or other transaction involving the Company or any of its subsidiaries in substitution for stock option, stock appreciation right or restricted stock grants made by the other corporation or entity involved in the transaction. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants as it deems appropriate.

SECTION 12. GENERAL PROVISIONS

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or receiving Stock upon the expiration of any Restriction Period under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees, directors or independent contractors at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant who is an officer or key employee of the Company, shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.

     (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment.

     (g) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

     (h) The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 13. EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall be effective as of June 15, 1993, subject to the consent or approval of the Company's shareholders. No Stock Option, Stock Appreciation Right or Restricted Stock award shall be granted pursuant to the Plan on or after June 15, 2003, but awards granted prior to such tenth anniversary may extend beyond that date.